UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2008
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 23, 2008, Premier Exhibitions, Inc. (the “Company”) entered into an Assurance of Discontinuance (the “Assurance”) with the Attorney General of the State of New York. The Assurance resolves the inquiry initiated by the Attorney General of the State of New York into the Company’s human anatomy exhibition known as “Bodies . . .The Exhibition” in New York City.
     Under the Assurance, the Company will continue to operate its human anatomy exhibition in New York City. In addition, the Company has agreed to make certain disclosures in its exhibition, on its website, and in its New York area advertising regarding the sourcing of the specimens presented in the exhibition. The Company has also agreed to create an escrow fund of fifty thousand dollars which will be used to reimburse customers who establish that they would not have attended the New York City exhibition had they known the facts set forth in the disclosures. Any funds remaining in the escrow account after eight months and not paid to eligible consumers shall revert back to the Company. The Company will retain an independent monitor to ensure compliance with the Assurance and will pay fifteen thousand dollars to the Attorney General of the State of New York in conjunction with the resolution.
     A copy of the Assurance has been posted at www.prxi.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: May 29, 2008	By:	/s/ Bruce Eskowitz
Bruce Eskowitz
President and Chief Executive Officer